Exhibit 99.1

Gordmans Stores, Inc. Announces Third Quarter Fiscal 2010 Results

Net Sales Increased 11% to $123.6 Million; Comparable Store Sales up 6.0%

Company Raises Fourth Quarter Fiscal 2010 Outlook

Omaha, Nebraska (December 1, 2010) – Gordmans Stores, Inc. (NASDAQGS: GMAN), an Omaha-based apparel and home décor retailer, today announced results for third quarter (thirteen weeks) and nine month period (thirty-nine weeks) ended October 30, 2010.

Third Quarter Highlights

•	The Company’s initial public offering of common stock was effective on August 4, 2010.

•	Net sales increased 11.0% to $123.6 million compared to $111.4 million in the third quarter of 2009.

•	Comparable store sales increased 6.0% over the third quarter of 2009.

•	Gross profit margin increased 70 basis points over the third quarter of 2009.

•	Adjusted net income, excluding non-recurring charges of $10.6 million, increased 10.7% to $4.3 million compared to $3.9 million in the third quarter of 2009.

•	Adjusted diluted earnings per share were $0.22, excluding non-recurring charges of $10.6 million.

Nine Month Highlights

•	Net sales increased 14.9% to $348.6 million compared to $303.5 million for the nine months ended October 31, 2009.

•	Comparable store sales increased 9.7% over the same nine month period last year.

•	Gross profit margin increased 100 basis points for the first nine months of 2010 compared to the same period of 2009.

•	Adjusted net income, excluding non-recurring charges of $11.8 million, increased 51.8% to $14.7 million compared to $9.7 million for the first nine months of 2009.

•	Adjusted diluted earnings per share of $0.87, excluding non-recurring charges of $11.8 million, compares to $0.61 last year.

•	Diluted earnings per share were $0.42.

Jeff Gordman, President and Chief Executive Officer, stated: “We delivered operating results in the third quarter that were above our plan, driven primarily by better than expected comparable stores sales growth and improved gross profit margin. We are very pleased with the recent progress we have made on several key initiatives that we believe will continue to drive sales and earnings growth, including enhancing our merchandise selection, refining our inventory optimization strategies and expanding our geographic footprint. We are optimistic about our prospects for the holiday selling season as well as our ability to scale the business over the long term.”

Third Quarter Financial Results

Net sales for the thirteen weeks ended October 30, 2010, increased 11.0% to $123.6 million from $111.4 million for the thirteen weeks ended October 31, 2009, which translated into a 6.0% comparable store sales increase. Gross profit increased by 12.8% to $54.7 million, or 44.2% of net sales, from $48.5 million, or 43.5% of net sales in the prior year. Selling, general and administrative costs were $58.4 million and include one-time pre-tax charges of $10.6 million related to the initial public offering. Excluding these one-time expenses, non-GAAP adjusted selling, general and administrative expenses were $47.8 million, or 38.7% of net sales, compared to $42.0 million or 37.7% of net sales in the prior year. The Company reported a net loss of $2.5 million, or ($0.13) per diluted share during the third quarter compared to net income of $3.9 million, or $0.24 per diluted share, in the prior year. Excluding the one-time, pre-tax charges of $10.6 million related to the initial public offering, the non-GAAP adjusted net income grew by 10.7% to $4.3 million, or $0.22 per diluted share, in the third quarter of 2010.

Nine Month Financial Results

Net sales for the thirty-nine weeks ended October 30, 2010, increased 14.9% to $348.6 million from $303.5 million for the thirty-nine weeks ended October 31, 2009, while comparable store sales increased by 9.7%. Gross profit increased by 17.3% to $157.2 million, or 45.1% of net sales, from $134.0 million, or 44.1% of net sales in the prior year. Selling, general and administrative expenses were $145.0 million, including one-time pre-tax charges of $11.8 million related to the initial public offering. Excluding the one-time pre-tax charges of $11.8 million, non-GAAP adjusted selling, general and administrative expenses as a percentage of net sales decreased by 60 basis points during the first nine months of 2010 to 38.2% of net sales compared to 38.8% of net sales in the previous year. Net income was $7.2 million, or $0.42 per diluted share compared to net income of $9.7 million, or $0.61 per diluted share in the prior year. Excluding the one-time pre-tax charges of $11.8 million related to the initial public offering, non-GAAP adjusted net income for the first nine months of fiscal 2010 increased 51.8% to $14.7 million over the prior year period, and diluted earnings per share were $0.87.

Outlook

For the fourth quarter ending January 29, 2011, the Company currently expects net sales to be between $160 million and $165 million, which reflects an expected mid-single digit comparable store sales increase, up from its previous forecast of net sales between $155 million and $160 million, which reflected a comparable store sales increase in the low single digits. The Company now projects net income in the range of $7.2 million to $8.1 million for the fourth quarter, which translates into diluted earnings per share in the range of $0.37 to $0.42 (using a diluted share count of approximately 19.3 million), up from its previous expectation for net income in the range of $5.9 to $6.8 million and earnings per share in the range of $0.30 to $0.35 (using a diluted share count of approximately 19.5 million).

Conference Call Information

A conference call to discuss third quarter financial results is scheduled for today, December 1, 2010 at 4:30 p.m. Eastern Time. The conference call will be webcast live at http://investor.gordmans.com/events.com. A replay of this call will be available within two hours of the conclusion of the call and will remain on the website for one year.

About Gordmans Stores, Inc.

Gordmans (NASDAQ: GMAN) features a large selection of the latest name brands, fashions and styles at up to 60 percent off department and specialty store prices every day. The wide range of merchandise includes apparel for all ages, accessories, footwear, home décor, gifts, designer fragrances, fashion jewelry, bedding and bath, accent furniture and toys. Founded in 1915, Gordmans operates 68 stores in 16 Midwestern and surrounding states. For more information about Gordmans, visit www.gordmans.com.

Safe Harbor Language

Certain statements in this release are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “guidance,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding expected net income, comparable store sales, diluted earnings per share, and store expansion, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are (1) changes in consumer spending and general economic conditions; (2) our ability to identify and respond to new and changing fashion trends, guest preferences and other related factors; (3) fluctuations in our sales and results of operations on a seasonal basis; (4) intense competition from other retailers; (5) our ability to maintain or improve levels of comparable store sales; (6) our successful implementation of advertising, marketing and promotional strategies, (7) termination of our license agreements; (8) our ability to obtain merchandise at acceptable prices; (9) shortages of inventory and harm to our reputation due to difficulties or shut-down of our distribution facilities; (10) our reliance on independent third-party transportation providers for substantially all of our merchandise shipments; (11) our growth strategy, including the ability to identify acceptable store locations at appropriate costs; (12) our dependence on a strong brand image; (13) our leasing of substantial amounts of space; (14) the inability to find a sufficient number of store associates that reflect our brand image and embody our culture; (15) our dependence upon key executive management; (16) our reliance on information systems; (17) system security risk issues that could disrupt our internal operations or information technology services; (18) changes in laws and regulations applicable to our business; (19) our inability to protect our trademarks or other intellectual property rights; (20) fluctuations in energy costs; (21) claims made against us resulting in litigation; (22) impairment on our long-lived assets; (23) our substantial lease obligations; and (24) restrictions imposed by our indebtedness on our current and future operations.

Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our Registration Statement on Form S-1 (File No. 333-166436), as amended, quarterly reports on Form 10-Q, and current reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

GORDMANS STORES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in 000’s except share data)

	October 30, 2010	January 30, 2010
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$8,418	$16,601
Accounts receivable	2,007	2,544
Landlord receivable	1,269	423
Income tax receivable	2,496	—
Merchandise inventories	101,717	49,291
Deferred income taxes	2,767	2,491
Prepaid expenses	6,305	4,581

Total current assets	124,979	75,931
PROPERTY, BUILDINGS AND EQUIPMENT, net	17,400	10,444
INTANGIBLE ASSETS, net	2,189	2,262
DEFERRED INCOME TAXES	1,149	1,050
OTHER ASSETS	2,368	2,431

TOTAL ASSETS	$148,085	$92,118

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$68,995	$30,685
Income taxes payable	—	3,715
Accrued expenses	25,011	24,633
Notes payable, current portion	1,502	667
Capital lease obligations, current portion	427	68

Total current liabilities	95,935	59,768

NONCURRENT LIABILITIES:
Notes payable, net of current portion	705	778
Deferred rent	6,471	4,686
Capital lease obligations, net of current portion	737	—
Other liabilities	757	937

Total noncurrent liabilities	8,670	6,401

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	19	15
Additional paid-in capital	50,682	20,328
Retained earnings (deficit)	(7,221)	5,606

Total stockholders’ equity	43,480	25,949

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$148,085	$92,118

GORDMANS STORES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in 000’s except share data)

(Unaudited)

	13 Weeks Ended October 30, 2010	13 Weeks Ended October 31, 2009	39 Weeks Ended October 30, 2010	39 Weeks Ended October 31, 2009
Net sales	$123,606	$111,396	$348,615	$303,499
License fees from leased departments	1,676	1,481	4,643	4,059
Cost of sales	(70,590)	(64,394)	(196,076)	(173,604)

Gross profit	54,692	48,483	157,182	133,954
Selling, general and administrative expenses	(58,412)	(42,038)	(144,983)	(117,761)

Income / (loss) from operations	(3,720)	6,445	12,199	16,193
Interest expense	(167)	(326)	(571)	(860)

Income / (loss) before taxes	(3,887)	6,119	11,628	15,333
Income tax (expense) / benefit	1,409	(2,257)	(4,455)	(5,655)

Net income / (loss)	$(2,478)	$3,862	$7,173	$9,678

Basic earnings / (loss) per share	$(0.13)	$0.25	$0.43	$0.62
Basic weighted average shares outstanding	18,869,339	15,488,800	16,729,537	15,488,800
Diluted earnings / (loss) per share	$(0.13)	$0.24	$0.42	$0.61
Dilutive weighted average shares outstanding	18,869,339	15,930,974	16,960,722	15,968,643

GORDMANS STORES, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in 000’s except share data)

(Unaudited)

The following information provides reconciliations of non-GAAP financial measures presented in the accompanying earnings release to the most comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). The company has provided non-GAAP financial measures, which are not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in the accompanying earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the earnings release. The non-GAAP financial measures in the accompanying earnings release may differ from similar measures used by other companies.

As used in the accompanying earnings release, the company defines non-GAAP as reported amounts for the periods presented to exclude the effects of one-time pre-tax charges related to the initial public offering primarily including fees associated with the termination of our consulting agreement with Sun Capital Partners Management V, LLC (“Sun Capital Management”). These non-GAAP financial measures provide the company and investors with an understanding of the company’s financial measures adjusted to exclude the effect of the charges described above.

These non-GAAP financial measures assist the company and investors in making a ready comparison of the company’s financial measures for its first nine months of fiscal 2010, against the company’s results for the respective current year period.

The following tables reconcile non-GAAP measures to the related GAAP financial measure for the periods presented:

	13 Weeks Ended October 30, 2010

	GAAP Basis As Reported	Amounts Adjusted		Non-GAAP As Adjusted
Net sales	$123,606	$—		$123,606
License fees from leased departments	1,676	—		1,676
Cost of sales	(70,590)	—		(70,590)

Gross profit	54,692	—		54,692
Selling, general and administrative expenses	(58,412)	10,589	(1)	(47,823)

Income / (loss) from operations	(3,720)	10,589		6,869
Interest expense	(167)	—		(167)

Income / (loss) before taxes	(3,887)	10,589		6,702
Income tax (expense) / benefit	1,409	(3,837)		(2,428)

Net income / (loss)	$(2,478)	$6,752		$4,274

Basic earnings / (loss) per share	$(0.13)	$0.36		$0.23
Basic weighted average shares outstanding	18,869,339	18,869,339		18,869,339
Diluted earnings / (loss) per share	$(0.13)	$0.35		$0.22
Dilutive weighted average shares outstanding	18,869,339	19,034,912		19,034,912

(1)	Includes one-time pre-tax charges of $10.6 million related to the initial public offering primarily including fees associated with the termination of our consulting agreement with Sun Capital Management.

GORDMANS STORES, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in 000’s except share data)

(Unaudited)

	39 Weeks Ended October 30, 2010

	GAAP Basis As Reported	Amounts Adjusted		Non-GAAP As Adjusted
Net sales	$348,615	$—		$348,615
License fees from leased departments	4,643	—		4,643
Cost of sales	(196,076)	—		(196,076)

Gross profit	157,182	—		157,182
Selling, general and administrative expenses	(144,983)	11,849	(2)	(133,134)

Income from operations	12,199	11,849		24,048
Interest expense	(571)	—		(571)

Income before taxes	11,628	11,849		23,477
Income tax expense	(4,455)	(4,327)		(8,782)

Net income	$7,173	$7,522		$14,695

Basic earnings per share	$0.43	$0.45		$0.88
Basic weighted average shares outstanding	16,729,537	16,729,537		16,729,537
Diluted earnings per share	$0.42	$0.44		$0.87
Dilutive weighted average shares outstanding	16,960,722	16,960,722		16,960,722

(2)	Includes one-time pre-tax charges of $11.8 million related to the initial public offering primarily including fees associated with the termination of our consulting agreement with Sun Capital Management.

Company Contact:

Mike James

Chief Financial Officer

(402) 691-4126

Investor Relations:

ICR, Inc.

Brendon Frey / James Palczynski

(203) 682-8200